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Exhibit 99.1


                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE                   Contact:  Daniel M. Healy
                                                  Executive Vice President
                                                  Chief Financial Officer
                                                  (631) 844-1258


     NORTH FORK TO PRESENT AT LEHMAN FINANCIAL SERVICES CONFERENCE IN LONDON

     Melville, N.Y. - May 10, 2005 - North Fork Bancorporation, Inc. (NYSE: NFB) will be presenting at the Lehman Brothers Eighth Annual Financial Services Conference in London on Wednesday, May 11 at 8:30 a.m. (EST) (1:30 p.m. London time).

     Lehman Brothers has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on Lehman Brothers Conference - May 11, 2005. A printable version of the presentation slideshow will also be available on the North Fork website.